Exhibit 99.3

Consolidated Balance Sheets
(dollars in millions)

	3/31/2018	12/31/2017	3/31/2017
Assets
Loans	$88,089	$86,405	$86,125
Loans held for sale	1,667	1,107	1,384
Securities available for sale	17,888	18,139	18,431
Held-to-maturity securities	12,189	11,830	10,186
Trading account assets	769	836	921
Short-term investments	1,644	4,447	2,525
Other investments	715	726	689
Total earning assets	122,961	123,490	120,261
Allowance for loan and lease losses	(881)	(877)	(870)
Cash and due from banks	643	671	549
Premises and equipment	916	930	935
Operating lease assets	838	821	563
Goodwill	2,538	2,538	2,427
Other intangible assets	387	416	362
Corporate-owned life insurance	4,142	4,132	4,087
Accrued income and other assets	4,216	4,237	4,642
Discontinued assets	1,289	1,340	1,520
Total assets	$137,049	$137,698	$134,476

Liabilities
Deposits in domestic offices:
NOW and money market deposit accounts	$54,606	$53,627	$55,095
Savings deposits	6,321	6,296	6,306
Certificates of deposit ($100,000 or more)	7,295	6,849	5,859
Other time deposits	4,928	4,798	4,694
Total interest-bearing deposits	73,150	71,570	71,954
Noninterest-bearing deposits	31,601	33,665	32,028
Total deposits	104,751	105,235	103,982
Federal funds purchased and securities sold under repurchase agreements	616	377	442
Bank notes and other short-term borrowings	1,133	634	943
Accrued expense and other liabilities	1,854	2,094	1,807
Long-term debt	13,749	14,333	12,324
Total liabilities	122,103	122,673	119,498

Equity
Preferred stock	1,025	1,025	1,025
Common shares	1,257	1,257	1,257
Capital surplus	6,289	6,335	6,287
Retained earnings	10,624	10,335	9,584
Treasury stock, at cost	(3,260)	(3,150)	(2,623)
Accumulated other comprehensive income (loss)	(991)	(779)	(554)
Key shareholders’ equity	14,944	15,023	14,976
Noncontrolling interests	2	2	2
Total equity	14,946	15,025	14,978
Total liabilities and equity	$137,049	$137,698	$134,476

Common shares outstanding (000)	1,064,939	1,069,084	1,097,479

Consolidated Statements of Income
(dollars in millions, except per share amounts)
	Three months ended
	3/31/2018	12/31/2017	3/31/2017
Interest income
Loans	$940	$924	$877
Loans held for sale	12	13	13
Securities available for sale	95	93	95
Held-to-maturity securities	69	61	51
Trading account assets	7	6	7
Short-term investments	8	12	3
Other investments	6	5	4
Total interest income	1,137	1,114	1,050

Interest expense
Deposits	91	82	58
Federal funds purchased and securities sold under repurchase agreements	4	—	1
Bank notes and other short-term borrowings	6	3	5
Long-term debt	92	91	68
Total interest expense	193	176	132

Net interest income	944	938	918
Provision for credit losses	61	49	63
Net interest income after provision for credit losses	883	889	855

Noninterest income
Trust and investment services income	133	131	135
Investment banking and debt placement fees	143	200	127
Service charges on deposit accounts	89	89	87
Operating lease income and other leasing gains	32	27	23
Corporate services income	62	56	54
Cards and payments income	62	77	65
Corporate-owned life insurance income	32	37	30
Consumer mortgage income	7	7	6
Mortgage servicing fees	20	17	18
Other income (a)	21	15	32
Total noninterest income	601	656	577

Noninterest expense
Personnel	594	608	556
Net occupancy	78	92	87
Computer processing	52	54	60
Business services and professional fees	41	52	46
Equipment	26	31	27
Operating lease expense	27	28	19
Marketing	25	35	21
FDIC assessment	21	20	20
Intangible asset amortization	29	26	22
OREO expense, net	2	3	2
Other expense	111	149	153
Total noninterest expense	1,006	1,098	1,013
Income (loss) from continuing operations before income taxes	478	447	419
Income taxes	62	251	94
Income (loss) from continuing operations	416	196	325
Income (loss) from discontinued operations, net of taxes	2	1	—
Net income (loss)	418	197	325
Less: Net income (loss) attributable to noncontrolling interests	—	1	1
Net income (loss) attributable to Key	$418	$196	$324

Income (loss) from continuing operations attributable to Key common shareholders	$402	$181	$296
Net income (loss) attributable to Key common shareholders	404	182	296

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.38	$.17	$.28
Income (loss) from discontinued operations, net of taxes	—	—	—
Net income (loss) attributable to Key common shareholders (b)	.38	.17	.28

Per common share — assuming dilution
Income (loss) from continuing operations attributable to Key common shareholders	$.38	$.17	$.27
Income (loss) from discontinued operations, net of taxes	—	—	—
Net income (loss) attributable to Key common shareholders (b)	.38	.17	.27

Cash dividends declared per common share	$.105	$.105	$.085

Weighted-average common shares outstanding (000)	1,056,037	1,062,348	1,068,609
Effect of common share options and other stock awards	15,749	16,982	17,931
Weighted-average common shares and potential common shares outstanding (000) (c)	1,071,786	1,079,330	1,086,540

(a)
For the three months ended March 31, 2018 and December 31, 2017 net securities gains (losses) totaled less than $1 million. For the three months ended March 31, 2017, net securities gains totaled $1 million. For the three months ended March 31, 2018, December 31, 2017, and March 31, 2017, Key did not have any impairment losses related to securities.

(b)	Earnings per share may not foot due to rounding.

(c)	Assumes conversion of common share options and other stock awards and/or convertible preferred stock, as applicable.